UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13175	74-1828067
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jerry D. Choate, Director of Valero Energy Corporation (“Valero” or the “Company”), retired as a director of Valero effective May 12, 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of the stockholders of Valero was held May 12, 2016. Matters voted on at the annual meeting and the results thereof were as follows:

(1)	Proposal 1: Election of directors. The election of each director was approved as follows.

Joseph W. Gorder	shares voted	required vote *	vote received
for	323,721,947	>50.0%	91.90%
against	28,516,825
abstain	4,612,953
broker non-votes	47,940,640

Deborah P. Majoras	shares voted	required vote *	vote received
for	348,410,135	>50.0%	97.77%
against	7,941,305
abstain	500,285
broker non-votes	47,940,640

Donald L. Nickles	shares voted	required vote *	vote received
for	347,734,914	>50.0%	97.59%
against	8,569,293
abstain	547,518
broker non-votes	47,940,640

Philip J. Pfeiffer	shares voted	required vote *	vote received
for	353,199,839	>50.0%	99.12%
against	3,132,702
abstain	519,184
broker non-votes	47,940,640

Robert A. Profusek	shares voted	required vote *	vote received
for	352,536,271	>50.0%	99.09%
against	3,242,858
abstain	1,072,596
broker non-votes	47,940,640

Susan Kaufman Purcell	shares voted	required vote *	vote received
for	344,922,859	>50.0%	97.46%
against	8,996,476
abstain	2,932,390
broker non-votes	47,940,640

Stephen M. Waters	shares voted	required vote *	vote received
for	355,248,899	>50.0%	99.70%
against	1,070,932
abstain	531,894
broker non-votes	47,940,640

Randall J. Weisenburger	shares voted	required vote *	vote received
for	355,096,306	>50.0%	99.67%
against	1,187,148
abstain	568,271
broker non-votes	47,940,640

Rayford Wilkins, Jr.	shares voted	required vote *	vote received
for	354,841,857	>50.0%	99.58%
against	1,480,114
abstain	529,754
broker non-votes	47,940,640

(2)	Proposal 2: Ratify the appointment of KPMG LLP to serve as Valero’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposal was approved as follows:

Proposal 2	shares voted	required vote *	vote received
for	399,514,618	>50.0%	98.70%
against	4,648,520
abstain	629,227
broker non-votes	n/a

(3)	Proposal 3: Advisory vote to ratify the 2015 compensation of the named executive officers listed in the proxy statement. The proposal was approved as follows:

Proposal 3	shares voted	required vote *	vote received
for	333,937,588	>50.0%	93.58%
against	20,969,386
abstain	1,944,751
broker non-votes	47,940,640

(4)	Proposal 4: Vote to amend Valero’s Restated Certificate of Incorporation to remove the restriction on stockholders’ ability to remove directors without cause. The proposal was approved as follows:

Proposal 4	shares voted	required vote *	vote received
for	397,313,854	>80.0%	84.57%
against	4,788,380
abstain	2,690,131
broker non-votes	n/a

(5)	Proposal 5: Vote to reapprove Valero’s 2011 Omnibus Stock Incentive Plan. The proposal was approved as follows:

Proposal 5	shares voted	required vote *	vote received
for	338,234,977	>50.0%	94.78%
against	17,576,715
abstain	1,040,033
broker non-votes	47,940,640

*	Notes:

Required votes. For Proposal 1, as required by Valero’s bylaws, each director is to be elected by a majority of votes cast with respect to that director’s election. Proposals 2, 3 and 5 required approvals by the affirmative vote of a majority of the voting power of the shares present in person or by proxy at the Annual Meeting and entitled to vote. Proposal 4 required approval by the affirmative vote of at least 80 percent of the voting power of the outstanding shares of the Company.

Effect of abstentions. Shares voted to abstain are treated as “present” for purposes of determining a quorum. In the election of directors, pursuant to Valero’s bylaws, shares voted to abstain are not deemed to be “votes cast,” and are accordingly disregarded. When, however, approval for a proposal requires (a) the affirmative vote of the voting power of the outstanding shares of the Company, or (b) the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote, then shares voted to abstain have the effect of a negative vote.

Effect of broker non-votes. Brokers holding shares for the beneficial owners of such shares must vote according to specific instructions received from the beneficial owners. If instructions are not received, in some instances, a broker may nevertheless vote the shares in the broker’s discretion. But under New York Stock Exchange rules, brokers are precluded from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. This results in a “broker non-vote” on the proposal. A broker non-vote is treated as “present” for purposes of determining a quorum, has the effect of a negative vote when approval for a particular proposal requires the affirmative vote of the voting power of the issued and outstanding shares of the Company, and has no effect when approval for a proposal requires the affirmative vote of a majority of the voting power of the shares present in person or by proxy and entitled to vote. Per the NYSE’s rules, brokers had discretion to vote at the Annual Meeting on Proposal 2 and 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION

Date: May 18, 2016	By:	/s/ Jay D. Browning
Jay D. Browning
Executive Vice President and General Counsel